Exhibit 3.1

SEVENTH RESTATED

CERTIFICATE OF INCORPORATION

OF

SILVER SPRING NETWORKS, INC.

a Delaware corporation

(Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware)

Silver Spring Networks, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 3, 2002, under the name of Real Time Techcomm, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 24, 2003.

THIRD: The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 2005.

FOURTH: The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 26, 2006.

FIFTH: The Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 9, 2006.

SIXTH: The Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 19, 2007, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on March 5, 2008.

SEVENTH: The Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 2008, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on January 16, 2009.

EIGHTH: The Seventh Restated Certificate of Incorporation of the Corporation (the “Restated Certificate of Incorporation”) in the form attached hereto as Exhibit A has been duly adopted in accordance with the provisions of Sections 245 and 228 of the General Corporation Law by the directors and stockholders of the Corporation, and prompt written notice will be duly given pursuant to Section 228 of the General Corporation Law to those stockholders who did not approve the Restated Certificate of Incorporation, by written consent.

NINTH: The Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is incorporated herein by this reference.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the President of the Corporation this 10th day of December, 2009.

SILVER SPRING NETWORKS, INC.

By:	/s/ Scott Lang
Scott Lang, President

2

EXHIBIT A

SEVENTH RESTATED

CERTIFICATE OF INCORPORATION

OF

SILVER SPRING NETWORKS, INC.

A DELAWARE CORPORATION

ARTICLE I

The name of the Corporation (hereinafter called the “Corporation”) is Silver Spring Networks, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, Dover, Delaware 19901, County of Kent. The name of the registered agent of the Corporation in the State of Delaware at such address is Incorporating Services, Ltd.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV

4.1 Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 320,715,406 shares. 190,357,703 shares shall be Common Stock, par value $0.001 per share, and 130,357,703 shares shall be Preferred Stock, par value $0.001 per share. 24,000,000 of the shares of Preferred Stock authorized by this Seventh Restated Certificate of Incorporation (this “Restated Certificate”) shall be designated as Series A Preferred Stock. 2,099,737 of the shares of Preferred Stock authorized by this Restated Certificate shall be designated as Series A-l Preferred Stock. 30,422,865 of the shares of Preferred Stock authorized by this Restated Certificate shall be designated as Series B Preferred Stock. 39,665,101 shares of Preferred Stock authorized by this Restated Certificate shall be designated as Series C Preferred Stock. 23,640,000 shares of Preferred Stock authorized by this Restated Certificate shall be designated as Series D Preferred Stock. 10,530,000 shares of Preferred Stock authorized by this Restated Certificate shall be designated as Series E Preferred Stock.

4.2 Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the

Series D Preferred Stock and the Series E Preferred Stock (each, a “Series” and collectively, the “Preferred Stock”) are as set forth below in this Section 4.2.

4.2.1 Dividends.

4.2.1.1 The holders of Preferred Stock shall be entitled to receive, prior to any declaration or payment of dividends to holders of Common Stock, noncumulative dividends at a rate of eight percent (8%) of the Original Issue Price (as that term is defined below) per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares, such adjustments hereinafter referenced as “Appropriately Adjusted”), payable when, as, and if, declared by the Board of Directors of the Corporation (the “Board”) out of funds legally available therefor. “Original Issue Price” (i) initially shall mean $0.9525 per share (as Appropriately Adjusted thereafter) for Series A Preferred Stock and Series A-1 Preferred Stock, (ii) initially shall mean $0.3743 per share (as Appropriately Adjusted thereafter) for Series B Preferred Stock, (iii) initially shall mean $1.50 per share (as Appropriately Adjusted thereafter) for the Series C Preferred Stock, (iv) initially shall mean $3.8927 per share (as Appropriately Adjusted thereafter) for the Series D Preferred Stock and (v) initially shall mean $10.00 per share (as Appropriately Adjusted thereafter) for the Series E Preferred Stock.

4.2.1.2 No dividend (other than a dividend payable solely in Common Stock for which an adjustment to the applicable Conversion Price, as that term is defined below, is made pursuant to Section 4.2.4) shall be paid or declared, and no distribution shall be made, on any of the Common Stock until all unpaid dividends on the Preferred Stock shall have been paid or declared in respect of the Preferred Stock and a sum sufficient for the payment thereof set aside, and in the event that a dividend is paid on any share of Common Stock an equal dividend (including the amount of any dividends paid pursuant to the provisions of Section 4.2.1.1) shall be paid to all outstanding shares of Preferred Stock as if such Preferred Stock were converted to Common Stock at the then effective conversion rate.

4.2.1.3 No right of default shall accrue to holders of shares of Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue any interest.

4.2.2 Liquidation Preference.

4.2.2.1 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series D Preferred Stock and the Series E Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Series A-1 Preferred Stock (collectively, the “Junior Preferred Stock”) or Common Stock by reason of their ownership thereof, an amount equal to the greater of (i) two times the applicable Original Issue Price per share for the Series D Preferred Stock and 1.15 times the applicable Original Issue Price per share for the Series E Preferred Stock, as Appropriately Adjusted, plus all declared but unpaid dividends on such share for each share of Series D Preferred Stock and Series E Preferred Stock then held by them or (ii) such amount per share for Series D Preferred Stock or Series E Preferred Stock as would have been payable had all shares of Series D Preferred Stock and

Series E Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up (the “Senior Liquidation Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full Senior Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably to the holders of the Series D Preferred Stock and Series E Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this Section 4.2.2.1.

4.2.2.2 In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after full payment of the Senior Liquidation Preference to the holders of Series D Preferred Stock and Series E Preferred Stock as set forth in Section 4.2.2.1, the holders of the Junior Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the greater of (i) the applicable Original Issue Price per share for such applicable series, as Appropriately Adjusted, plus all declared but unpaid dividends on such share for each share of Junior Preferred Stock then held by them or (ii) such amount per share for a Series of Junior Preferred Stock as would have been payable had all shares of such Series of Junior Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up (the “Junior Liquidation Preference”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Junior Preferred Stock shall be insufficient to permit the payment to such holders of the full Junior Liquidation Preferences, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably to the holders of the Junior Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive under this Section 4.2.2.2.

4.2.2.3 After full payment to the holders of the Series D Preferred Stock and Series E Preferred Stock of the Senior Liquidation Preference and the holders of the Junior Preferred Stock of the Junior Liquidation Preferences, the remaining assets of the Corporation legally available for distribution to stockholders shall be distributed on a pro-rata basis among the holders of Common Stock.

4.2.3 Change of Control.

4.2.3.1 “Change of Control Transaction” shall mean: (A) the consummation of the acquisition of this corporation by another entity or merger or consolidation of this corporation with or into another entity by means of any transaction or series of related transactions (except a transaction or series of transactions in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of this corporation or the surviving or acquiring entity); or (B) a sale, other transfer, or exclusive license that constitutes the effective disposition of all or substantially all of the assets of the Corporation, including a sale or other transfer of all or substantially all of the assets of the Corporation’s subsidiaries, if such assets constitute substantially all of the assets of the Corporation and such subsidiaries taken as a whole, provided, that, for clarity, a license that is exclusive as to a particular territory or market shall not be a Change of Control Transaction unless such license otherwise constitutes an effective disposition of all or substantially all of the assets of the Corporation.

Unless otherwise approved by the vote of the holders of at least 60% of the voting power of the outstanding Preferred Stock, a Change of Control Transaction shall be deemed a liquidation, dissolution or winding up of the Corporation, as those terms are used in Section 4.2.2.

4.2.3.2 In the event of a Change of Control Transaction, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the definitive agreement with respect to such transaction shall provide that the portion of such consideration that is placed in escrow and/or is subject to contingencies shall be allocated among the holders of capital stock of the Corporation pro rata based on the amount of such consideration otherwise payable to each stockholder (such that each stockholder has the same percentage of the total consideration payable to it placed into escrow and/or subject to contingencies, as applicable).

4.2.3.3 The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any Change of Control Transaction shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.

4.2.3.4 In any Change of Control Transaction, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board. Any securities included in such consideration shall be valued as follows:

4.2.3.4.1 Securities not subject to investment letter or other similar restrictions on free marketability covered by Section 4.2.3.4.2 below:

(a) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading day period ending three (3) trading days prior to the closing of the Change of Control Transaction;

(b) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading day period ending three (3) trading days prior to the closing of the Change of Control Transaction; and

(c) If there is no active public market, the value shall be the fair market value thereof as determined by the Board.

4.2.3.4.2 The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 4.2.3.4.1(a), (b), or (c), to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least 60% of the voting power of all then outstanding shares of such Preferred Stock.

4.2.3.4.3 The foregoing methods for valuing non-cash consideration to be distributed in connection with a Change of Control Transaction shall, upon approval by the stockholders of the definitive agreements governing a Change of Control Transaction, be superseded by any determination of such value set forth in the definitive agreements governing such Change of Control Transaction.

4.2.3.5 In the event the requirements of Section 4.2.3 are not satisfied, the Corporation shall forthwith either:

4.2.3.5.1 Cause the closing of any such transaction to be postponed until such time as the requirements of this Section 4.2.3 have been satisfied;

4.2.3.5.2 Cancel such transaction, in which event the rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4.2.3.5.3 hereof; or

4.2.3.5.3 The Corporation shall give each holder of record of the Preferred Stock written notice of any impending Change of Control Transaction not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction (or the solicitation of written consents to approve such transaction), or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes to such transaction. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least 60% of the voting power of all then outstanding shares of such Preferred Stock.

4.2.4 Voting Rights.

4.2.4.1 The holder of each share of Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such holder’s shares of Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as required by law or as expressly provided herein; and shall be entitled to vote, together with holders of Common Stock as a single class, with respect to any question upon which holders of Common Stock have the right to vote except as provided in Section 4.2.4.2. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with 0.5 being rounded upward).

4.2.4.2 So long as not less than 10,000,000 shares (Appropriately Adjusted) of Series B Preferred Stock are outstanding, the holders of Series B Preferred Stock, voting together as a separate class, shall be entitled to elect two (2) members of the Board of Directors (the “Series B Preferred Directors”). So long as not less than 10,000,000 shares (Appropriately Adjusted) of Series C Preferred Stock are outstanding, the holders of the Series C Preferred Stock, voting together as a separate class, shall be entitled to elect two (2) members of the Board of Directors (the “Series C Preferred Directors”). So long as not less than 10,000,000 shares (Appropriately Adjusted) of Series D Preferred Stock are outstanding, the holders of the Series D Preferred Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Series D Preferred Director”). The holders of Common Stock, voting together as a separate class, shall be entitled to elect one (1) member of the Board of Directors (the “Common Director”). The holders of Common Stock and the holders of Preferred Stock, voting together as a single class and on an as converted basis, shall be entitled to elect any remaining directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of each of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding shall constitute a quorum of such series of Preferred Stock for the election of the Series B Preferred Director, Series C Preferred Director and Series D Preferred Director, respectively, and the presence in person or by proxy of the holders of a majority of the Common Stock then outstanding shall constitute a quorum of the Common Stock for the election or nomination of the Common Directors.

4.2.4.3 Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, if there shall be any vacancy in the office of a director elected or to be elected by the holders of the outstanding shares of a specified series, class or classes of stock given the right to elect such director or directors pursuant to Section 4.2.4.2 above (the “Specified Stock”), then a director to hold office for the unexpired term of such directorship may be elected by either: (i) the affirmative vote of a majority of directors elected by the holder or holders of such Specified Stock (or by the sole remaining director elected by the holder or holders of such Specified Stock if there be but one), or (ii) the required vote of the holder or holders of the shares of such Specified Stock specified in Section 4.2.4.2 above that are entitled to elect such director given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting. Subject to Section 141(k) of the General Corporation Law, any director who shall have been elected to the Board by one or more holders of any Specified Stock, or by any director or directors elected by one or more holders of any Specified Stock as provided in Section 4.2.4.2, may be removed during his or her term of office, without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power, on an as-converted basis, of all the outstanding shares of such Specified Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in Section 4.2.4.2.

4.2.4.4 Elimination of Special Voting Rights. At such time after the Original Issue Date, as such term is defined in Section 4.2.5.4.1, as there are no shares of a series of Preferred Stock issued and outstanding, the separate right of the holders of such series of Preferred Stock to elect directors under Section 4.2.4.2 shall terminate.

4.2.5 Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.2.5.1 Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of each Series of the Preferred Stock (the “Conversion Price”) shall initially be the Original Issue Price for such Series. Such initial Conversion Price shall be adjusted as hereinafter provided.

4.2.5.2 Automatic Conversion.

4.2.5.2.1 Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for the Series E Preferred Stock upon the earlier of (a) the date specified by vote or written consent or agreement of holders of at least a majority of the shares of Series E Preferred Stock then outstanding and (b) the date set forth in Section 4.2.5.2.4.

4.2.5.2.2 Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price then in effect for the Series D Preferred Stock upon the earlier of (a) the date specified by vote or written consent or agreement of holders of at least a majority of the shares of Series D Preferred Stock then outstanding, voting as a single class, and (b) the date set forth in Section 4.2.5.2.4.

4.2.5.2.3 Each share of Junior Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price then in effect for such Series of Junior Preferred Stock upon the earlier of (a) the date specified by vote or written consent or agreement of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of then outstanding shares of Junior Preferred Stock, voting together as a single class, and (b) the date set forth in Section 4.2.5.2.4.

4.2.5.2.4 Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price then effect for the applicable Series of Preferred Stock upon the closing of the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation, with aggregate gross proceeds to the Corporation (prior to deduction of underwriters’ discounts and commissions) that exceed Fifty Million Dollars ($50,000,000) (a “Qualified Public Offering”).

4.2.5.3 Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section

4.2.5.1 above, and upon the occurrence of the events specified in Section 4.2.5.2 above, as the case may be, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and, if such conversion is to be effected pursuant to Section 4.2.5.1 above, shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued; provided, that, any failure by a holder to comply with these provisions shall not have any effect on the automatic conversion of such holder’s shares pursuant to Section 4.2.5.2 above, which shall in any event be deemed to have been converted, automatically and without any further action on the part of the holder or the Corporation, in accordance with Section 4.2.5.2 above. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. In the case of a voluntary conversion pursuant to Section 4.2.5.1, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with a Change of Control Transaction, the conversion shall be conditioned upon the closing of such Change of Control Transaction, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to convert into such Common Stock until immediately prior to the closing of such Change of Control Transaction. If the conversion is in connection with Automatic Conversion provisions of Sections 4.2.5.2.1(a), 4.2.5.2.2(a) or 4.2.5.2.3(a) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder consent approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.

4.2.5.4 Adjustments of Conversion Price.

4.2.5.4.1 Special Definitions. For purposes of this Section 4, the following definitions apply:

(a) “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire Common Stock, Preferred Stock, or Convertible Securities (defined below).

(b) “Original Issue Date” shall mean the date on which shares of Series D Preferred Stock are first issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, options or other securities convertible into or exchangeable for Common Stock.

(d) “Additional Shares” shall mean all shares of Common Stock issued (or herein deemed to be issued) by the Corporation after the Original Issue Date, other than the following:

(i) securities issued to or issuable upon exercise of other securities issued to employees, consultants or directors of the Corporation pursuant to agreements made in connection with the hiring of senior executive management, a stock option plan, other incentive compensation arrangement or plan, restricted stock plan, stock purchase agreement or stock issuance agreement, including securities exercisable therefor, in each case as approved by the Board;

(ii) securities issuable or issued upon exercise of warrants or other securities or rights issued pursuant to equipment lease financings or bank credit arrangements entered into for primarily non-equity financing purposes, in each case as approved by the Board;

(iii) securities issued in connection with, or pursuant to, the acquisition of all or any portion of another entity by the Corporation whether by merger or any other reorganization or by the purchase of all or any portion of the assets of another entity, pursuant to a plan, agreement or other arrangement approved by the Board; provided, that, such entity has assets other than merely cash or cash equivalents;

(iv) securities issued upon the closing of the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act in connection with which all shares of Preferred Stock will be converted into Common Stock;

(v) securities issued in connection with, or pursuant to strategic transactions of a primarily non-equity financing nature, approved by the Board;

(vi) shares of Common Stock issued (but not deemed to be issued) upon conversion of Preferred Stock, or shares of capital stock issued as dividends or distributions an the Preferred Stock;

(vii) shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.4 as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of this Section 4.2.5.4

(viii) shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.8 as a result of a decrease in the Conversion Price of the Series D Preferred Stock or Series E Preferred Stock in connection with a Qualified IPO as described in such Section (and it furthermore being understood that for purposes of determining the number of shares of Common Stock deemed to be issuance upon the issuance of shares of

Series D Preferred Stock or Series E Preferred Stock, any additional shares of Common Stock that may become issuable pursuant to Section 4.2.5.4.8 shall be disregarded); or

(ix) shares of Common Stock issued pursuant to a stock split or similar reorganization for which an adjustment is made pursuant to Section 4.2.5.4.5 or 4.2.5.4.6 hereof.

4.2.5.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price for a Series of Preferred Stock shall be made in respect of the issuance of Additional Shares unless the consideration per share for an Additional Share issued or deemed to be issued by the Corporation is less than the Conversion Price for such Series of Preferred Stock in effect on the date of, and immediately prior to, such issue.

4.2.5.4.3 Deemed Issue of Additional Shares. Other than as set forth in Section 4.2.5.4.1, in the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options for Convertible Securities or for Preferred Stock, the conversion or exchange of such Convertible Securities or Preferred Stock, shall be deemed to be Additional Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares are deemed to be issued:

(a) No further adjustments in the applicable Conversion Price shall be made upon the subsequent issue of such Convertible Securities, or Preferred Stock or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or Preferred Stock;

(b) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Preferred Stock);

(c) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, converted or exchanged, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(i) In the case of Convertible Securities or Options for Common Stock, the only Additional Shares issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

(ii) In the case of Options for Convertible Securities or Preferred Stock, only the Convertible Securities or Preferred Stock, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the minimum consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities or Preferred Stock with respect to which such Options were actually exercised;

(d) No readjustment pursuant to clause (b) or (c) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock (including Additional Shares deemed to be issued pursuant to Section 4.2.5.4.3 hereof) between the original adjustment date and such readjustment date;

(e) In the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (c) above.

4.2.5.4.4 Adjustment of Conversion Price Upon Issuances of Additional Shares.

(a) Adjustment of Conversion Price. In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares (including Additional Shares deemed to be issued pursuant to Section 4.2.5.4.3) without consideration or for a consideration per share less than the Conversion Price with respect to any series of Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the then current Conversion Price for such series of Preferred Stock shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares so issued would purchase at the Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of Common Stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date. Shares described in the preceding sentence shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable.

(b) Determination of Consideration. For purposes of this Section 4.2.5.4 the consideration received by the Corporation for the issue of any Additional Shares shall be computed as follows:

(i) Cash and Property. Such consideration shall:

(A) Insofar as it consists of cash be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B) Insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and

(C) In the event Additional Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board.

(ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares deemed to have been issued pursuant to Section 4.2.5.4.3, relating to Options and Convertible Securities shall be determined by dividing:

(A) The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities or Preferred Stock, the exercise of such Options for Convertible Securities or Preferred Stock and the conversion or exchange of such Convertible Securities or Preferred Stock by

(B) The maximum number of shares of Common Stock (as set forth in the instruments relating thereto, assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

4.2.5.4.5 Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for Preferred Stock in effect immediately prior to such event shall be, concurrently with the effectiveness of such event, proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

4.2.5.4.6 Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.2.5.4.5 above or a merger or other reorganization provided for in Section 4.2.5.4.7) then, in each such event, each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and other securities or property which the holder of that number of shares of Common Stock (or other securities) into which such shares of Preferred Stock shall be convertible immediately prior to such event would be entitled to receive upon the occurrence of such event; provided that in each such transaction the Liquidation Preference set forth in Section 4.2.2 above shall be preserved. In every such case, appropriate adjustments shall be made in the application of the provisions of this Section 4.2.5 with respect to the rights of the holders of Preferred Stock after such event to the end that the provisions of this Section 4.2.5 (including adjustment of the Conversion Price then in effect and the kind and amount of shares or other property to which the Preferred Stock may be converted), shall be applicable after that event, as nearly equivalent as may be practicable. In case any securities, other than Common Stock of the Corporation, shall at the time be receivable by any holder of Preferred Stock upon conversion of the Preferred Stock, and in case any additional shares of such securities or any securities convertible into or exchangeable for such securities shall be issued or sold for consideration so as to dilute the conversion rights of the Preferred Stock, then, in each such case, the conversion price for a number of shares of such securities receivable by this Preferred Stock upon conversion shall be adjusted substantially in the manner provided in this Section 4.2.5 so as to protect the holders of Preferred Stock against the effect of such dilution.

4.2.5.4.7 Merger, Consolidation and Sale of Assets. If the Corporation shall at any time merge or consolidate with or into another corporation (other than where the Corporation is the surviving corporation and there is no reclassification or change in the Common Stock or other securities into which Preferred Stock maybe converted; and other than a Change of Control Transaction that is deemed to be a liquidation, dissolution or winding up of the Corporation to which Section 4.2.2 applies) or shall sell all or substantially all of its properties and assets to any other person, then, as a part of such merger, consolidation or sale (other than as specified above), provisions shall be made to assure that the holders of Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred Stock, the kind and amount of shares of stock and other securities or property of the Corporation, or the successor corporation resulting from such merger, consolidation or sale, or such successor corporation’s or the Corporation’s parent, that the holders of that number of shares of Common Stock (or other securities) into which the Preferred Stock shall be convertible immediately prior to such merger, consolidation or sale would be entitled to receive in such merger, consolidation or sale; provided that in any such transaction the Liquidation Preference set forth in Section 4.2.2 above shall be preserved. In every such case, appropriate adjustment shall be made in the application of the provision of this Section 4.2.5 with respect to the rights of the holders of Preferred Stock after the merger, consolidation or sale to the end that the provisions of this Section 4.2.5 (including adjustment of the Conversion Price then in effect and the kind and amount of shares or other property into which the Preferred Stock may be converted), shall be applicable after that event, as nearly equivalent as may be practicable. In case any securities, other than Common Stock of the Corporation, shall at the time be receivable by any holder of Preferred Stock upon the conversion of Preferred Stock, and in case any additional shares of such securities or any securities convertible into or exchangeable for such securities shall be issued or sold for a consideration such as to dilute the conversion rights of the Preferred Stock, then, in each such case, the conversion price or number of shares of such securities receivable by this Preferred Stock upon conversion shall be adjusted substantially in the manner provided in this Section 4.2.5 so as to protect the holders of Preferred Stock against the effect of such dilution.

4.2.5.4.8 Special IPO Adjustment.

(a) In the event of the closing of a Qualified Public Offering on or prior to March 15, 2010, the Conversion Price of the Series D Preferred Stock at which the Series D Preferred Stock shall automatically convert into Common Stock shall be either (i) the then-applicable Conversion Price then in effect for the Series D Preferred Stock or (ii) such Conversion Price as results in the issuance of shares of Common Stock upon such conversion having an aggregate value at the final offering price to the public (the “Offering Price”) equal to the product obtained by multiplying the Original Issue Price of the Series D Preferred Stock, as Appropriately Adjusted, by 1.5, whichever of clauses (i) or (ii) results in the greater aggregate value for the Common Stock issued on conversion of such shares of Series D Preferred Stock at the Offering Price. In the event of the closing of a Qualified Public Offering after March 15, 2010, the Conversion Price of the Series D Preferred Stock at which the Series D Preferred Stock shall automatically convert into Common Stock shall be either (iii) the then-applicable Conversion Price then in effect for the Series D Preferred Stock or (iv) such Conversion Price as results in the issuance of shares of Common Stock upon such conversion having an aggregate value at the Offering Price equal to the product obtained by multiplying the Original Issue Price of the Series D Preferred Stock, as Appropriately Adjusted, by 2.0,

whichever of clauses (iii) or (iv) results in the greater aggregate value for the Common Stock issued on conversion of such shares of Series D Preferred Stock at the Offering Price.

(b) In the event of the closing of a Qualified Public Offering, the Conversion Price of the Series E Preferred Stock at which the Series E Preferred Stock shall automatically convert into Common Stock shall be either (i) the then-applicable Conversion Price then in effect for the Series E Preferred Stock or (ii) such Conversion Price as results in the issuance of shares of Common Stock upon such conversion having an aggregate value at the Offering Price equal to the aggregate Original Issue Price of the Series E Preferred Stock, as Appropriately Adjusted, whichever of clauses (i) or (ii) results in the greater aggregate value for the Common Stock issued on conversion of such shares of Series E Preferred Stock at the Offering Price.

4.2.5.4.9 Time of Adjustments to Conversion Price.

(a) All adjustments to a Conversion Price, unless otherwise specified herein, shall be effective as the earlier of: (i) the date of issue of the security causing the adjustment; (ii) the date of sale of the security causing adjustment; or (iii) the effective date of a division or combination of shares or dividend payable solely in shares of Common Stock.

(b) If the Corporation shall issue any Options, Convertible Securities or capital stock with different sales prices, and such Options, Convertible Securities or shares of capital stock would under this Section 4.2.5 require adjustments to Conversion Price on the same day, then such Conversion Price shall be adjusted seriatim for each type of Option, Convertible Security or capital stock with a different sales price, adjusting the Conversion Price first for the Option, Convertible Security or capital stock with the highest effective sales price, followed by the adjustment for the Option, Convertible Security or capital stock with the next highest effective sales price and so on until all adjustments to Conversion Price have been made.

4.2.5.4.10 Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4.2.5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate executed by the Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock or other securities and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

4.2.5.4.11 Minimum Adjustment. No adjustment of a Conversion Price shall be made in an amount less than one-tenth of one cent per share (Appropriately Adjusted), and provided that at such time as events causing adjustments accumulating one-tenth of one cent or more have occurred adjustments to a Conversion Price shall be made, and no adjustment of a Conversion Price shall have the effect of increasing a Conversion Price above such Conversion Price in effect immediately prior to such adjustment (except for the upward adjustment provided in Section 4.2.5.4.5).

4.2.5.4.12 Notice of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iii) to effect the distribution of any subscription rights; then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock:

(a) At least twenty (20) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to this Section 4.2.5.4.12; and

(b) In the case of the matters referred to this Sections 4.2.5.4.6 or 4.2.5.4.7, at least twenty (20) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

4.2.5.4.13 Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

4.2.5.4.14 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

4.2.5.4.15 Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

4.2.5.4.16 Notices. Any notice required by the provisions of this Section 4.2.5 to be given to a holder of shares of Preferred Stock shall be deemed given on the date of delivery, when delivered personally or by overnight courier or sent by fax, or five (5) days after the same has been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid and addressed to each holder of record at such holder’s address appearing on the stock record books of the corporation.

4.2.5.4.17 No Conversion Price Adjustments for Series A-1 Preferred Stock. Notwithstanding any other provision hereof, the Conversion Price of the Series A-1 Preferred Stock shall not be adjusted pursuant to Section 4.2.5.4.4.

4.2.6 Protective Provisions.

4.2.6.1 The Corporation shall not directly or indirectly (by amendment, merger, consolidation or otherwise), without first obtaining the approval of the holders of at least 60% of the then outstanding shares of the Preferred Stock voting together as a single class on an as-converted basis:

4.2.6.1.1 liquidate, dissolve or wind up the Corporation’s business, or consummate a Change in Control Transaction;

4.2.6.1.2 consummate any transaction or series of transactions that results in the Corporation issuing its securities that represent more than 10% of the fully-diluted common stock equivalents of the Corporation (inclusive of all shares reserved under equity incentive plans of the Corporation and all shares directly or indirectly issuable upon conversion or exercise of all securities of the Corporation, whether or not then exercisable, convertible, or vested) in any 12-month period to acquire all of the securities of another entity or all or substantially all of the assets of another entity;

4.2.6.1.3 pay or declare any dividend or distribution of earnings and profits on any shares of the Corporation’s capital stock, nor shall the Corporation purchase, redeem or acquire any shares of Common Stock or pay funds into or set aside or make available a sinking fund for the purchase, redemption or acquisition of shares of Common Stock; provided, however, the foregoing restrictions shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants or other persons performing services for the Corporation or any wholly owned subsidiary of the Corporation (including, but not by way of limitation, distributors and sales representatives) that are subject to restrictive agreements under which the Corporation has the option but not the obligation to repurchase such shares upon the occurrence of certain events, such as the proposed sale of such shares or termination of employment;

4.2.6.1.4 amend or modify any provision of this Restated Certificate or the Bylaws of the Corporation including, without limitation, to create any series or class of capital stock (other than the Common Stock) junior to the Preferred Stock;

4.2.6.1.5 alter or change the rights, preferences or privileges of the Preferred Stock;

4.2.6.1.6 increase or decrease the total number of authorized shares of Preferred Stock or Common Stock;

4.2.6.1.7 authorize, or effect any reclassification of, any equity security, including any other security convertible into or exercisable for any equity security, so as to cause such security to have a preference over, or be on a parity with, the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock with respect to voting, redemption, dividends or upon liquidation;

4.2.6.1.8 repurchase or redeem any capital stock except pursuant to Section 4.2.6.1.3;

4.2.6.1.9 permit or undergo any increase or decrease in the authorized number of directors of the Corporation;

4.2.6.1.10 increase the number of shares available to be issued under the Corporation’s equity incentive plan and, for such purpose, the return of any shares repurchased by the Corporation to any such plan or agreement shall be deemed to be an increase in the number of shares available to be issued; or

4.2.6.1.11 amend any of the provisions set forth in this Section 4.2.6.

Furthermore, this Corporation shall not, without the approval, by vote or written consent, of the holders of each of (i) a majority of the Series E Preferred Stock, (ii) a majority of the Series D Preferred Stock, (iii) 66 2/3% of the Series C Preferred Stock, (iv) a majority of the of the Series B Preferred Stock, (v) a majority of the of the Series A Preferred Stock and Series A-1 Preferred Stock, each voting as a separate class on an as-converted basis, consummate a Change of Control Transaction in which the holders of each Series of Preferred Stock do not receive the same type or form of consideration as a result of such Change of Control Transaction.

4.2.6.2 The Corporation shall not (by amendment, merger, consolidation or otherwise) without the approval, by vote or written consent, by the holders of a majority of the outstanding shares of a Series of Preferred Stock, voting separately as a class, change any of the rights, preferences or privileges of a Series provided herein if such change would require the separate vote of the holders of such series under the General Corporation Law.

4.2.7 Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4.2.5 above, the shares so converted shall be cancelled and shall not be issuable by the Corporation.

4.2.8 Redemption. The Preferred Stock is not redeemable.

4.3 Common Stock.

4.3.1 Dividend Rights. Subject to the provisions of Section 4.2.1, the holders of the Common Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

4.3.2 Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 4.2.2.

4.3.3 Redemption. The Common Stock is not redeemable.

4.3.4 Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote for each share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law; provided, however, that in accordance with Section 242(b)(2) of the General Corporation Law, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of authorized shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the Common Stock and Preferred Stock of the Corporation voting together as a single class and not as separate classes.

ARTICLE V

A director of the Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article V, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any amendment, repeal or modification of this Article V, or the adoption of any provision of this Restated Certificate inconsistent with this Article V by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal, modification or adoption.

ARTICLE VI

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

Any amendment, repeal or modification of this Article VI, or the adoption of any provision of the Restated Certificate inconsistent with this Article VI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE VII

Except as otherwise provided in this Restated Certificate, the Corporation reserves the right to adopt, amend, alter, supplement, rescind or repeal in any respect any provision contained in this Restated Certificate in the manner now or hereafter prescribed by statute or applicable law, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII

Except as otherwise provided in this Restated Certificate, the Board may from time to time adopt, amend, alter, supplement, rescind or repeal any or all of the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the stockholders may adopt, amend or repeal any Bylaw adopted by the Board, and no amendment or supplement to the Bylaws adopted by the Board shall very or conflict with any amendment or supplement adopted by the stockholders.

ARTICLE IX

Subject to the provisions of Sections 4.2.4.2 and 4.2.6.1.9 of Article IV hereof; the number of directors of the Corporation shall be set from time to time by resolution of the Board.

ARTICLE X

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide,

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory requirements) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE XII

At any time that the Corporation shall be subject to Section 2115 of the California Corporations Code, or any successor statute, each holder of shares of Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law of the State of California, to distributions made by the Corporation that are approved pursuant to Section 4.2.6.1 or that are made in connection with the purchase of shares of Common Stock issued to or held by employees of or consultants of the Corporation upon termination of their employment or services pursuant to repurchase arrangements that are exempt from the requirements of Section 4.2.6.1 pursuant to the proviso contained in Section 4.2.6.1.3.

CERTIFICATE OF AMENDMENT

OF

SEVENTH RESTATED CERTIFICATE OF INCORPORATION

OF

SILVER SPRING NETWORKS, INC.

a Delaware corporation

Silver Spring Networks, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 3, 2002, under the name of Real Time Techcomm, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 24, 2003.

THIRD: The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 2005.

FOURTH: The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 26, 2006.

FIFTH: The Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 9, 2006.

SIXTH: The Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 19, 2007, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on March 5, 2008.

SEVENTH: The Sixth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 2008, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on January 16, 2009.

EIGHTH: The Seventh Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 10, 2009 (the “Restated Certificate”).

NINTH: The Restated Certificate is hereby amended as follows:

(a)	Section 4.2.5.4.1(d) is hereby amended and restated as follows:

“(d)	“Additional Shares” shall mean all shares of Common Stock issued (or herein deemed to be issued) by the Corporation after the Original Issue Date, other than the following:

(i) securities issued to or issuable upon exercise of other securities issued to employees, consultants or directors of the Corporation pursuant to agreements made in connection with the hiring of senior executive management, a stock option plan, other incentive compensation arrangement or plan, restricted stock plan, stock purchase agreement or stock issuance agreement, including securities exercisable therefor, in each case as approved by the Board;

(ii) securities issuable or issued upon exercise of warrants or other securities or rights issued pursuant to equipment lease financings or bank credit arrangements entered into for primarily non-equity financing purposes, in each case as approved by the Board;

(iii) securities issued in connection with, or pursuant to, the acquisition of all or any portion of another entity by the Corporation whether by merger or any other reorganization or by the purchase of all or any portion of the assets of another entity, pursuant to a plan, agreement or other arrangement approved by the Board; provided, that, such entity has assets other than merely cash or cash equivalents;

(iv) securities issued upon the closing of the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act in connection with which all shares of Preferred Stock will be converted into Common Stock;

(v) securities issued in connection with, or pursuant to strategic transactions of a primarily non-equity financing nature, approved by the Board;

(vi) shares of Common Stock issued (but not deemed to be issued) upon conversion of Preferred Stock, or shares of capital stock issued as dividends or distributions on the Preferred Stock;

(vii) shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.4 as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of this Section 4.2.5.4;

(viii) shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.8 as a result of a decrease in the Conversion Price of the Series D Preferred Stock or Series E Preferred Stock in connection with a Qualified IPO as described in such Section (and it furthermore being understood that for purposes of determining the number of shares of Common Stock deemed to be issuance upon the issuance of shares of Series D Preferred Stock or Series E Preferred Stock, any additional shares of Common Stock that may become issuable pursuant to Section 4.2.5.4.8 shall be disregarded);

(ix) shares of Common Stock issued pursuant to a stock split or similar reorganization for which an adjustment is made pursuant to Section 4.2.5.4.5 or 4.2.5.4.6 hereof; or

(x) securities issued in connection with the establishment of a charitable foundation or donation to a charitable foundation, in each case as approved by the Board.”

TENTH: The Certificate of Amendment of Seventh Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and a majority of the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the Corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law, and prompt written notice shall be duly given pursuant to Section 228(e) of the Delaware General Corporation Law to those stockholders who did not approve this Certificate of Amendment by written consent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Seventh Restated Certificate of Incorporation to be signed by the General Counsel and Secretary of the Corporation and the foregoing facts stated herein are true and correct.

Date: March 30, 2011	SILVER SPRING NETWORKS, INC.

	By:	/s/ Michael Dillon
Michael Dillon General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF

SEVENTH RESTATED CERTIFICATE OF INCORPORATION

OF

SILVER SPRING NETWORKS, INC.

a Delaware corporation

Silver Spring Networks, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 3, 2002, under the name of Real Time Techcomm, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 24, 2003.

THIRD: The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 2005.

FOURTH: The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 26, 2006.

FIFTH: The Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 9, 2006.

SIXTH: The Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 19, 2007, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on March 5, 2008.

SEVENTH: The Sixth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 2008, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on January 16, 2009.

EIGHTH: The Seventh Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 10, 2009, and a Certificate of Amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on March 31, 2011 (the “Restated Certificate”).

NINTH: The Restated Certificate is hereby amended as follows:

(a) Section 4.2.5.4.1(d) is hereby amended and restated as follows:

“(d) “Additional Shares” shall mean all shares of Common Stock issued (or herein deemed to be issued) by the Corporation after the Original Issue Date, other than the following:

(i) securities issued to or issuable upon exercise of other securities issued to employees, consultants or directors of the Corporation pursuant to agreements made in connection with the hiring of senior executive management, a stock option plan, other incentive compensation arrangement or plan, restricted stock plan, stock purchase agreement or stock issuance agreement, including securities exercisable therefor, in each case as approved by the Board;

(ii) securities issuable or issued upon exercise of warrants or other securities or rights issued pursuant to equipment lease financings or bank credit arrangements entered into for primarily non-equity financing purposes, in each case as approved by the Board;

(iii) securities issued in connection with, or pursuant to, the acquisition of all or any portion of another entity by the Corporation whether by merger or any other reorganization or by the purchase of all or any portion of the assets of another entity, pursuant to a plan, agreement or other arrangement approved by the Board; provided, that, such entity has assets other than merely cash or cash equivalents;

(iv) securities issued upon the closing of the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act in connection with which all shares of Preferred Stock will be converted into Common Stock;

(v) securities issued in connection with, or pursuant to strategic transactions of a primarily non-equity financing nature, approved by the Board;

(vi) shares of Common Stock issued (but not deemed to be issued) upon conversion of Preferred Stock, or shares of capital stock issued as dividends or distributions on the Preferred Stock;

(vii) shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.4 as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of this Section 4.2.5.4;

(viii) shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.8 as a result of a decrease in the Conversion Price of the Series D Preferred Stock or Series E Preferred Stock in connection with a Qualified IPO as described in such Section (and it furthermore being understood that for purposes of determining the number of shares of Common Stock deemed to be issuance upon the issuance of shares of Series D Preferred Stock or Series E Preferred Stock, any additional shares of Common Stock that may become issuable pursuant to Section 4.2.5.4.8 shall be disregarded);

(ix) shares of Common Stock issued pursuant to a stock split or similar reorganization for which an adjustment is made pursuant to Section 4.2.5.4.5 or 4.2.5.4.6 hereof;

(x) securities issued in connection with the establishment of a charitable foundation or donation to a charitable foundation, in each case as approved by the Board; or

(xi) securities issued to current or potential strategic partners of a primarily equity financing nature, in each case as approved by the Board.”

TENTH: The Certificate of Amendment of Seventh Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and a majority of the stockholders in accordance with Sections 242 of the Delaware General Corporation Law, with the approval of the Corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law, and prompt written notice shall be duly given pursuant to Section 228(e) of the Delaware General Corporation Law to those stockholders who did not approve this Certificate of Amendment by written consent.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Seventh Restated Certificate of Incorporation to be signed by the General Counsel and Secretary of the Corporation and the foregoing facts stated herein are true and correct.

Date: December 5, 2011	SILVER SPRING NETWORKS, INC.

	By:	/s/ Michael Dillon
Michael Dillon General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF

SEVENTH RESTATED CERTIFICATE OF INCORPORATION

OF

SILVER SPRING NETWORKS, INC.

a Delaware corporation

Silver Spring Networks, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST:        The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 3, 2002, under the name of Real Time Techcomm, Inc.

SECOND:        The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 24, 2003.

THIRD:        The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 2005.

FOURTH:        The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 26, 2006.

FIFTH:        The Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 9, 2006.

SIXTH:        The Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 19, 2007, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on March 5, 2008.

SEVENTH:        The Sixth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 2008, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on January 16, 2009.

EIGHTH:        The Seventh Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 10, 2009, and Certificates of Amendment thereto were subsequently filed with the Secretary of State of the State of Delaware on March 31, 2011 and December 5, 2011 (collectively, the “Restated Certificate”).

NINTH:        The Restated Certificate is hereby amended as follows:

(a)	Section 4.2.5.4.1(d) is hereby amended and restated as follows:

“(d)    “Additional Shares” shall mean all shares of Common Stock issued (or herein deemed to be issued) by the Corporation after the Original Issue Date, other than the following:

(i)    securities issued to or issuable upon exercise of other securities issued to employees, consultants or directors of the Corporation pursuant to agreements made in connection with the hiring of senior executive management, a stock option plan, other incentive compensation arrangement or plan, restricted stock plan, stock purchase agreement or stock issuance agreement, including securities exercisable therefor, in each case as approved by the Board;

(ii)    securities issuable or issued upon exercise of warrants or other securities or rights issued pursuant to equipment lease financings or bank credit arrangements entered into for primarily non-equity financing purposes, in each case as approved by the Board;

(iii)    securities issued in connection with, or pursuant to, the acquisition of all or any portion of another entity by the Corporation whether by merger or any other reorganization or by the purchase of all or any portion of the assets of another entity, pursuant to a plan, agreement or other arrangement approved by the Board; provided, that, such entity has assets other than merely cash or cash equivalents;

(iv)    securities issued upon the closing of the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act in connection with which all shares of Preferred Stock will be converted into Common Stock;

(v)    securities issued in connection with, or pursuant to strategic transactions of a primarily non-equity financing nature, approved by the Board;

(vi)    shares of Common Stock issued (but not deemed to be issued) upon conversion of Preferred Stock, or shares of capital stock issued as dividends or distributions on the Preferred Stock;

(vii)    shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.4 as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of this Section 4.2.5.4;

(viii)    shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.8 as a result of a decrease in the Conversion Price of the Series D Preferred Stock or Series E Preferred Stock in connection with a Qualified IPO as described in such Section (and it furthermore being understood that for purposes of determining the number of shares of Common Stock deemed to be issuance upon the issuance of shares of Series D Preferred Stock or Series E Preferred Stock, any additional shares of Common Stock that may become issuable pursuant to Section 4.2.5.4.8 shall be disregarded);

(ix)    shares of Common Stock issued pursuant to a stock split or similar reorganization for which an adjustment is made pursuant to Section 4.2.5.4.5 or 4.2.5.4.6 hereof;

(x)    securities issued in connection with the establishment of a charitable foundation or donation to a charitable foundation, in each case as approved by the Board;

(xi)    securities issued to current or potential strategic partners of a primarily equity financing nature, in each case as approved by the Board; or

(xii)    the extension of the expiration date of any warrants outstanding as of the Original Date and any securities issuable or issued upon exercise of such warrants, in each case as approved by the Board.”

TENTH:        The Certificate of Amendment of Seventh Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and a majority of the stockholders in accordance with Sections 242 of the Delaware General Corporation Law, with the approval of the Corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law, and prompt written notice shall be duly given pursuant to Section 228(e) of the Delaware General Corporation Law to those stockholders who did not approve this Certificate of Amendment by written consent.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Seventh Restated Certificate of Incorporation to be signed by the General Counsel and Secretary of the Corporation and the foregoing facts stated herein are true and correct.

Date: March 2, 2012	SILVER SPRING NETWORKS, INC.

	By:	/s/ Michael Dillon
Michael Dillon
General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF

SEVENTH RESTATED CERTIFICATE OF INCORPORATION

OF

SILVER SPRING NETWORKS, INC.

a Delaware corporation

Silver Spring Networks, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 3, 2002, under the name of Real Time Techcomm, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 24, 2003.

THIRD: The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 2005.

FOURTH: The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 26, 2006.

FIFTH: The Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 9, 2006.

SIXTH: The Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 19, 2007, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on March 5, 2008.

SEVENTH: The Sixth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 2008, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on January 16, 2009.

EIGHTH: The Seventh Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 10, 2009, and Certificates of Amendment thereto were subsequently filed with the Secretary of State of the State of Delaware on March 31, 2011 and December 5, 2011 (collectively, the “Restated Certificate”).

NINTH: The Restated Certificate is hereby amended as follows:

(a)	Section 4.2.5.4.1(d) is hereby amended and restated as follows:

“(d)	“Additional Shares” shall mean all shares of Common Stock issued (or herein deemed to be issued) by the Corporation after the Original Issue Date, other than the following:

(i) securities issued to or issuable upon exercise of other securities issued to employees, consultants or directors of the Corporation pursuant to agreements made in connection with the hiring of senior executive management, a stock option plan, other incentive compensation arrangement or plan, restricted stock plan, stock purchase agreement or stock issuance agreement, including securities exercisable therefor, in each case as approved by the Board;

(ii) securities issuable or issued upon exercise of warrants or other securities or rights issued pursuant to equipment lease financings or bank credit arrangements entered into for primarily non-equity financing purposes, in each case as approved by the Board;

(iii) securities issued in connection with, or pursuant to, the acquisition of all or any portion of another entity by the Corporation whether by merger or any other reorganization or by the purchase of all or any portion of the assets of another entity, pursuant to a plan, agreement or other arrangement approved by the Board; provided, that, such entity has assets other than merely cash or cash equivalents;

(iv) securities issued upon the closing of the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act in connection with which all shares of Preferred Stock will be converted into Common Stock;

(v) securities issued in connection with, or pursuant to strategic transactions of a primarily non-equity financing nature, approved by the Board;

(vi) shares of Common Stock issued (but not deemed to be issued) upon conversion of Preferred Stock, or shares of capital stock issued as dividends or distributions on the Preferred Stock;

(vii) shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.4 as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of this Section 4.2.5.4;

(viii) shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.8 as a result of a decrease in the Conversion Price of the Series D Preferred Stock or Series E Preferred Stock in connection with a Qualified IPO as described in such Section (and it furthermore being understood that for purposes of determining the number of shares of Common Stock deemed to be issuance upon the issuance of shares of Series D Preferred Stock or Series E Preferred Stock, any additional shares of Common Stock that may become issuable pursuant to Section 4.2.5.4.8 shall be disregarded);

(ix) shares of Common Stock issued pursuant to a stock split or similar reorganization for which an adjustment is made pursuant to Section 4.2.5.4.5 or 4.2.5.4.6 hereof;

(x) securities issued in connection with the establishment of a charitable foundation or donation to a charitable foundation, in each case as approved by the Board;

(xi) securities issued to current or potential strategic partners of a primarily equity financing nature, in each case as approved by the Board; or

(xii) the extension of the expiration date of any warrants outstanding as of the Original Date and any securities issuable or issued upon exercise of such warrants, in each case as approved by the Board.”

TENTH: The Certificate of Amendment of Seventh Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and a majority of the stockholders in accordance with Sections 242 of the Delaware General Corporation Law, with the approval of the Corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law, and prompt written notice shall be duly given pursuant to Section 228(e) of the Delaware General Corporation Law to those stockholders who did not approve this Certificate of Amendment by written consent.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Seventh Restated Certificate of Incorporation to be signed by the General Counsel and Secretary of the Corporation and the foregoing facts stated herein are true and correct.

Date: March 2, 2012	SILVER SPRING NETWORKS, INC.

	By:	/s/ Michael Dillon
Michael Dillon General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF

SEVENTH RESTATED CERTIFICATE OF INCORPORATION

OF

SILVER SPRING NETWORKS, INC.

a Delaware corporation

Silver Spring Networks, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 3, 2002, under the name of Real Time Techcomm, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 24, 2003.

THIRD: The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 2005.

FOURTH: The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 26, 2006.

FIFTH: The Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 9, 2006.

SIXTH: The Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 19, 2007, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on March 5, 2008.

SEVENTH: The Sixth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 1, 2008, and an amendment thereto was subsequently filed with the Secretary of State of the State of Delaware on January 16, 2009.

EIGHTH: The Seventh Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 10, 2009, and Certificates of Amendment thereto were subsequently filed with the Secretary of State of the State of Delaware on March 31, 2011, December 5, 2011 and March 2, 2012 (collectively, the “Restated Certificate”).

NINTH: The Restated Certificate is hereby amended as follows:

(a)	Article IV, Section 4.1 is hereby amended and restated in its entirety as follows:

“4.1 Capital Stock.

4.1.1 Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 106,071,540 shares. 80,000,000 shares shall be Common Stock, par value $0.001 per share, and 26,071,540 shares shall be Preferred Stock, par value $0.001 per share. 4,800,000 of the shares of Preferred Stock authorized by this Seventh Restated Certificate of Incorporation (this “Restated Certificate”) shall be designated as Series A Preferred Stock. 419,947 of the shares of Preferred Stock authorized by this Restated Certificate shall be designated as Series A-l Preferred Stock. 6,084,573 of the shares of Preferred Stock authorized by this Restated Certificate shall be designated as Series B Preferred Stock. 7,933,020 shares of Preferred Stock authorized by this Restated Certificate shall be designated as Series C Preferred Stock. 4,728,000 shares of Preferred Stock authorized by this Restated Certificate shall be designated as Series D Preferred Stock. 2,106,000 shares of Preferred Stock authorized by this Restated Certificate shall be designated as Series E Preferred Stock.

4.1.2 Reverse Stock Split.

4.1.2.1 Contingent and effective upon the filing of this Restated Certificate of Incorporation, every five (5) outstanding shares of Common Stock and Preferred Stock will be combined into and automatically, without any further action by the Corporation or the stockholder thereof, become one (1) outstanding share of Common Stock and Preferred Stock of this corporation, respectively (the “Reverse Split”).

4.1.2.2 All shares of Common Stock and Preferred Stock of the Corporation outstanding immediately prior to the Reverse Split that are held by a stockholder will be aggregated by series prior to the conversion of such shares pursuant to the preceding paragraph. No fractional share shall be issued in connection with the foregoing conversion of the shares pursuant to the Reverse Split. The Corporation will pay in cash the fair value of such fractional shares, without interest and as determined in good faith by the Board (as defined below) when those entitled to receive such fractional shares are determined.”

(b)	Article IV, Section 4.2.5.4.1(d) is hereby amended and restated in its entirety as follows:

“(d) “Additional Shares” shall mean all shares of Common Stock issued (or herein deemed to be issued) by the Corporation after the Original Issue Date, other than the following:

(i) securities issued to or issuable upon exercise of other securities issued to employees, consultants or directors of the Corporation pursuant to agreements made in connection with the hiring of senior executive management, a stock option plan, other incentive compensation arrangement or plan, restricted stock plan, stock purchase agreement or stock issuance agreement, including securities exercisable therefor, in each case as approved by the Board;

(ii) securities issuable or issued upon exercise of warrants or other securities or rights issued pursuant to equipment lease financings or bank credit arrangements entered into for primarily non-equity financing purposes, in each case as approved by the Board;

(iii) securities issued in connection with, or pursuant to, the acquisition of all or any portion of another entity by the Corporation whether by merger or any other reorganization or by the purchase of all or any portion of the assets of another entity, pursuant to a plan, agreement or other arrangement approved by the Board; provided, that, such entity has assets other than merely cash or cash equivalents;

(iv) securities issued upon the closing of the sale of the Common Stock in a firm commitment, underwritten public offering registered under the Securities Act in connection with which all shares of Preferred Stock will be converted into Common Stock;

(v) securities issued in connection with, or pursuant to strategic transactions of a primarily non-equity financing nature, approved by the Board;

(vi) shares of Common Stock issued (but not deemed to be issued) upon conversion of Preferred Stock, or shares of capital stock issued as dividends or distributions on the Preferred Stock;

(vii) shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.4 as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of this Section 4.2.5.4;

(viii) shares of Common Stock issued or deemed issued pursuant to Section 4.2.5.4.8 as a result of a decrease in the Conversion Price of the Series D Preferred Stock or Series E Preferred Stock in connection with a Qualified IPO as described in such Section (and it furthermore being understood that for purposes of determining the number of shares of Common Stock deemed to be issued upon the issuance of shares of Series D Preferred Stock or Series E Preferred Stock, any additional shares of Common Stock that may become issuable pursuant to Section 4.2.5.4.8 shall be disregarded);

(ix) shares of Common Stock issued pursuant to a stock split or similar reorganization for which an adjustment is made pursuant to Section 4.2.5.4.5 or 4.2.5.4.6 hereof;

(x) securities issued in connection with the establishment of a charitable foundation or donation to a charitable foundation, in each case as approved by the Board;

(xi) securities issued to current or potential strategic partners of a primarily equity financing nature, in each case as approved by the Board;

(xii) the extension of the expiration date of any warrants outstanding as of the Original Date and any securities issuable or issued upon exercise of such warrants, in each case as approved by the Board; or

(xiii) shares of Common Stock issued to entities affiliated with Foundation Capital in a private placement to take place concurrently with the Corporation’s initial public offering registered under the Securities Act at a price per share equal to the price per share to the public in such initial public offering, as set forth on the cover page of the final prospectus for such initial public offering, for an aggregate purchase price of no greater than $12,000,000.”

(c)	A new Section 4.2.6.3 shall be added to Article IV of the Restated Certificate to read in its entirety as follows:

“4.2.6.3 For so long as the stockholders holding Series A Preferred Stock as of date Certificate of Amendment is filed (the “Initial Series A Holders”) continue to hold at least 6,400 shares (which number takes into account the Reverse Split, but as Appropriately Adjusted thereafter) of Series A Preferred Stock, the Corporation shall not directly or indirectly (by amendment, merger, consolidation or otherwise), without first obtaining the approval, by vote or written consent, of those Initial Series A Holders that hold a majority of the outstanding Series A Preferred Stock then held by all Initial Series A Holders, voting as a separate class, undertake or effect any sale of the Corporation’s equity stock in any public offering registered under the Securities Act (or equivalent securities laws of another applicable jurisdiction), including but not limited to, any Qualified Public Offering, unless such public offering has a price per share to the public of at least $16.00 (which number takes into account the Reverse Split, but as may be Appropriately Adjusted thereafter), in which case no such approval shall be required in order for the Corporation to undertake or effect such public offering.”

TENTH: This Certificate of Amendment of Seventh Restated Certificate of Incorporation has been duly adopted by the Corporation’s Board of Directors and a majority of the stockholders in accordance with Sections 242 of the Delaware General Corporation Law, with the approval of the Corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law, and prompt written notice shall be duly given pursuant to Section 228(e) of the Delaware General Corporation Law to those stockholders who did not approve this Certificate of Amendment by written consent.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Seventh Restated Certificate of Incorporation to be signed by the Chief Executive Officer of the Corporation and the foregoing facts stated herein are true and correct.

Date: February 11, 2013	SILVER SPRING NETWORKS, INC.

	By:	/s/ Scott Lang
Scott Lang Chief Executive Officer